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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 27, 1999
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                               CNB FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


        000-23730                                        22-3203747
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(Commission File Number)                    (I.R.S. Employer Identification No.)


24 Church Street, Canajoharie,  New York                               13317
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (518) 673-3243
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                                (NOT APPLICABLE)
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          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

         On August 27, 1999, Central National Bank, Canajoharie, ("CNB"), a national banking association headquartered in Canajoharie, New York, and the principal banking subsidiary of CNB Financial Corp. ("Registrant"), completed its acquisition of five bank branches and related deposits from Astoria Federal Savings and Loan Association ("Astoria Federal"), a wholly-owned subsidiary of Astoria Financial Corporation. The five branches (the "Branches") are located in central New York State, in the communities of Oneonta (3), Cooperstown and Norwich.

         The transaction was effected pursuant to a Purchase and Assumption Agreement, dated as of April 8, 1999, and amended as of June 24, 1999 (the "Agreement"). Under the terms of the Agreement, CNB purchased from Astoria Federal approximately $2.9 million in Branch-related assets, including the personal property of the Branches and Astoria Federal's real property interests in the Branches (four owned and one leased). Also in the transaction, CNB acquired from Astoria Federal approximately $168 thousand of deposit-related loans. CNB assumed from Astoria Federal at closing all customer deposit liabilities maintained at the Branches, totaling approximately $155.7 million, and certain other liabilities relating to the Branches. CNB paid to Astoria Federal a premium of 12.1% on the deposits transferred. In consideration for its assumption of the deposits and other liabilities, CNB received the assets set forth above and a total net cash payment equal to approximately $133.9 million.

         The amount of consideration paid by CNB in the transaction was determined by arms-length negotiation between the parties and was based upon, among other factors, the market value of the real property and the book value of other assets being transferred and the liabilities assumed.

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The following table provides information on the deposit liabilities assumed:

                                                                 Weighted
                                                                 Average
                                              Balance              Rate


Demand Deposits                               $  2,525             ----%

NOW and Money Market Accounts                   24,530             2.30

Savings                                         25,155             2.89

Time Deposits of $100,000 or More                8,865             5.23

Other Time Deposits                             94,643             5.23

         Total Deposit Liabilities Assumed    $155,718             4.30%

         Copies of the Purchase and Assumption Agreement, dated as of April 8, 1999, and the Amendment thereto, dated as of June 24, 1999, are included with the Current Report on Form 8-K filed by Registrant on June 25, 1999.

Item 7.  Financial Statements and Exhibits

         Attached hereto as Exhibit 99.1 and incorporated herein by reference is an unaudited pro forma consolidated balance sheet of Registrant giving effect to the acquisition of assets and assumption of liabilities by Registrant's subsidiary, CNB, as though the transaction had occurred on June 30, 1999. The unaudited pro forma consolidated balance sheet also gives effect to the previously reported August 4, 1999 issuance of $18 million in Registrant's guaranteed preferred beneficial interests in Registrant's junior subordinated debentures. The proceeds of the issuance were primarily used to contribute additional capital to CNB to maintain CNB's well-capitalized classification for regulatory purposes.

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Exhibit No.
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2.1              Purchase and Assumption Agreement dated as of April 8, 1999 between Central National Bank and Astoria Federal Savings and Loan Association, relating to the Astoria branches, incorporated by reference from Exhibit 2.1 of the Current Report of Form 8-K filed by Registrant on June 25, 1999.

2.2 Amendment to Purchase and Assumption Agreement dated as of June 24, 1999 between Central National Bank and Astoria Federal Savings and Loan Association, relating to the Astoria branches, incorporated by reference from Exhibit 2.2 of the Current Report of Form 8-K filed by Registrant on June 25, 1999.

99.1             Unaudited Pro Forma Consolidated Balance Sheet. Filed herewith.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CNB FINANCIAL CORP.


                                            By: /s/ Peter J. Corso
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Date: September 10, 1999                        Peter J. Corso
                                                Chief Financial Officer
                                                (Duly Authorized Representative)

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                                  EXHIBIT INDEX

Exhibit No.
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2.1              Purchase and Assumption Agreement dated as of April 8, 1999 between Central National Bank and Astoria Federal Savings and Loan Association, relating to the Astoria branches, incorporated by reference from Exhibit 2.1 of the Current Report on Form 8-K filed by Registrant on June 25, 1999.

2.2 Amendment to Purchase and Assumption Agreement dated as of June 24, 1999 between Central National Bank and Astoria Federal Savings and Loan Association, relating to the Astoria branches, incorporated by reference from Exhibit 2.2 of the Current Report on Form 8-K filed by Registrant on June 25, 1999.

99.1             Unaudited Pro Forma Consolidated Balance Sheet.

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